EXHIBIT 16.1

April 30, 2015

United States Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:	Taylor Consulting Inc. (Commission File Number: 333-181226)

Commissioners:

We have read Item 4.01 of Form 8-K dated April 22, 2015, of Taylor Consulting Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC